EXHIBIT 10.45

                        PROMISSORY NOTE

U.S. $241,718.00                        June 30, 1996

     3NET SYSTEMS, INC., a Delaware corporation (the "Company"), hereby promises to pay to The Negri Foundation ("Negri"), Two Hundred Forty-One Thousand Seven Hundred Eighteen Dollars ($241,718.00), such amount referred to herein as the "Principal". This Promissory Note is given as a replacement for and in consideration of Negri canceling the Promissory Notes listed on the attached Schedule. Interest payments of Four Thousand One Hundred Sixty-Three Dollars ($4,163.00) are to be paid October 31, 1996, November 30, 1996 and December 31, 1996. The Principal, together with any remaining unpaid interest accrued thereon from June 30, 1996, at an annual rate of ten and one quarter percent (10.25%), shall be due and payable on December 31, 1996 (the "Maturity Date").

     1. No failure by Negri to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Negri of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

     2.   Time is of the essence of this Note.

     3. If principal and interest shall not be received by Negri within ten (10) days after the Maturity Date, in addition to his other remedies, Negri may collect, and the Company shall pay on demand, a late charge equal to two (2) percent of the amount overdue.

     4. If the Company defaults in the performance of or compliance with this Note, and such default shall not have been remedied within ten
(10) days after Negri notifies the Company in writing of such default, then Negri, in addition to all remedies conferred upon Negri by law, shall have the option to declare this Note and any and all promissory notes issued by the Company to Negri to be due and payable, without presentment, demand for payment, protest, or notice of any kind, all of which are hereby expressly waived upon maturity by acceleration or otherwise.

     5. Except as otherwise provided herein, the Company waives presentment, demand for payment, protest, or notice of any kind.

     6. The Company may prepay this Note in whole or in part without a prepayment charge. Partial payments shall first be applied to accrued interest and the balance to principal.

     7. Principal and accrued interest shall be payable only in the lawful money of the United States.

     8. The provisions of the Note shall be binding upon the Company and its successors and assigns and the terms and provisions of this Note shall inure to the benefit of Negri and Negri's successors and assigns. This Note may be amended, supplemented, or changed, and any provision hereof waived, only by a written instrument making specific reference to this Note signed by the party against whom enforcement of any such amendment, supplement, change, or waiver is sought. The Company agrees to pay all costs of collection, including, without limitation, attorney's fees, in the event this Note is not paid when due.

     9. If any provision of this Note is held by a court of competent jurisdiction to be void or unenforceable for any reason, the remaining provisions of this Note shall continue with full force and effect.

     10. This Note shall be governed by and constructed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered on the date and year first above written.



3NET SYSTEMS, INC.



By:    GEORGE R. VAN DERVEN
     Name: George Van Derven
     Title: President & CEO